Exhibit 10.5

February 19, 2015

Arc Terminals Holdings LLC

3000 Research Forest Drive, Suite 250

The Woodlands, Texas 77381

Attention: Vincent T. Cubbage

Arc Terminals Holdings LLC

Acquisition Credit Facility

Commitment Letter

Ladies and Gentlemen:

Arc Terminals Holdings LLC (the “Company” or “you”) has advised SunTrust Bank and SunTrust Robinson Humphrey, Inc. (the “Lead Arranger” and, together with SunTrust Bank, “SunTrust” or “we”) that the Company is seeking certain amendments (collectively, the “Amendment”) to that certain Second Amended and Restated Revolving Credit Agreement, dated as of November 12, 2013 (as amended to date, the “Existing Credit Agreement”), by and among the Company, the lenders from time to time party thereto (collectively, the “Existing Lenders”) and SunTrust Bank, as administrative agent for the Existing Lenders (in such capacity, the “Administrative Agent”), which Amendment shall, among other things, (a) permit the acquisition (the “Acquisition”) by the Company, either directly or indirectly, of sixty percent (60%) of the membership interests of Joliet Bulk, Barge & Rail LLC (the “Acquired Business”) pursuant to that certain Membership Interest Purchase Agreement, dated as of February 19, 2015 (as amended, supplemented or otherwise modified, the “Purchase Agreement”), between Arc Terminals Joliet Holdings LLC, a subsidiary of the Company (the “Buyer”), and CenterPoint Properties Trust (the “Seller”) and (b) provide incremental financing to fund a portion of the Acquisition.

This letter agreement and the Summary of Principal Terms and Conditions attached hereto as Annex I (the “Incremental Term Sheet”) describes the general terms and conditions for an incremental senior secured credit facility, which will be comprised of an increase to the revolving credit facility set forth in the Existing Credit Agreement (such increase, the “Incremental Facility”) in up to an amount such that the aggregate amount of all outstanding loans and commitments under the Existing Credit Agreement (as amended by the Amendment) will not exceed $275,000,000. In addition, you have requested that SunTrust Bank provide an underwritten commitment for a backstop senior secured credit facility of up to $275,000,000 (the “Backstop Facility” and, together with the Incremental Facility (or either individually, as the context shall require), the “Acquisition Credit Facility”) to be provided to the Company in order to refinance the Existing Credit Agreement in the event that the Company is unable to obtain the consents of the requisite Existing Lenders for the Amendment, as more fully described in the Summary of Principal Terms and Conditions attached hereto as Annex II (the “Backstop Term Sheet” and, together with the Incremental Term Sheet, the “Term Sheet”). The Company further intends to raise an amount to be determined in common equity (the “Arc Equity Contribution”), which will be directly or indirectly contributed to the Buyer. In addition, an affiliate of General Electric Capital Corporation (“GE Capital”) intends to contribute an amount to be determined to the Buyer (the “GE Equity Contribution”)

Arc Terminals Holdings LLC

February 19, 2015

in connection with the consummation of the Acquisition. All transactions described above, together with the financing contemplated hereby, shall be referred to herein as the “Transactions”. Capitalized terms used in this letter but not defined herein shall have the meanings given to them in the Incremental Term Sheet or the Backstop Term Sheet, as applicable.

A.	Commitment

SunTrust Bank is pleased to commit to provide 100% of the principal amount of each of the Acquisition Credit Facilities described and defined in the Term Sheet, subject to the terms and conditions set forth in this letter and the Term Sheet (collectively, this “Commitment Letter”).

B.	Syndication

The Lead Arranger reserves the right, before or after the execution of the definitive documentation for the Acquisition Credit Facility (collectively, the “Financing Documentation”), to syndicate all or a portion of SunTrust Bank’s commitments to one or more other financial institutions reasonably acceptable to the Company that will become parties to the Financing Documentation (such financial institutions, together with the Existing Lenders, the “Lenders”); provided that, notwithstanding SunTrust Bank’s right to syndicate the Acquisition Credit Facility and receive commitments with respect thereto, (x) SunTrust shall not be relieved, released or novated from its obligations hereunder (including its obligation to fund the Acquisition Credit Facility on the Closing Date) in connection with any syndication, assignment or participation of the Acquisition Credit Facility, including its commitments in respect thereof, until after the Closing Date has occurred, (y) no assignment or novation shall become effective with respect to all or any portion of SunTrust Bank’s commitments in respect of the Acquisition Credit Facility until the initial funding thereof and (z) unless SunTrust and the Company otherwise agree in writing, SunTrust Bank shall retain exclusive control over all rights and obligations with respect to its commitments in respect of the Acquisition Credit Facility, including all rights with respect to consents, modifications, supplements, waivers and amendments, until a Successful Syndication (as defined in the Fee Letter (as defined below)) has occurred. The Company understands that the Lead Arranger intends to commence such syndication efforts promptly and the Lead Arranger may elect to appoint one or more agents to assist it in such syndication efforts.

You hereby appoint SunTrust Robinson Humphrey, Inc. to act, and the Lead Arranger agrees to act, as lead arranger and book manager for the Acquisition Credit Facility, subject to the terms and conditions of this Commitment Letter. The Lead Arranger will manage all aspects of the syndication of the Acquisition Credit Facility in consultation with the Company, including the timing of all offers to potential Lenders, the determination of all amounts offered to potential Lenders, the selection of Lenders (subject to the approval of the Company, such approval not to be unreasonably withheld), the allocation of commitments among the Lenders, and the determination of compensation and titles (such as co-agent, managing agent, etc.), if any, to be given such Lenders. It is agreed that no other agents, co-agents or arrangers will be appointed, or other titles conferred, except as mutually agreed to by the Company and by the Lead Arranger, and that no Lender will receive any compensation for its commitment to, or participation in, the Acquisition Credit Facility or the Amendment except as expressly set forth in the Term Sheet or the Fee Letter or as otherwise mutually agreed to by the Company and by the Lead Arranger.

Without limiting the Company’s obligations to assist with the marketing and syndication efforts as set forth herein, it is understood that SunTrust Bank’s commitments hereunder are not conditioned upon the syndication of, or receipt of commitments from other Lenders in respect of, the Acquisition Credit Facility and in no event shall the commencement or successful completion of syndication of the Acquisition Credit Facility constitute a condition to the availability of the Acquisition Credit Facility on the Closing Date.

Arc Terminals Holdings LLC

February 19, 2015

Until the later of (i) the Closing Date and (ii) the earlier of (A) the date upon which a Successful Syndication is achieved and (B) 90 days after the Closing Date, the Company agrees to actively assist the Lead Arranger in attempting to complete a timely syndication of the Acquisition Credit Facility and shall take all action as the Lead Arranger may reasonably request related thereto. The Company’s assistance shall include (i) making available senior management, representatives and advisors of the Company, Arc Logistics Partners LLP (the “MLP”), Arc Logistics GP LLC (together with the MLP, the “MLP Affiliates”) and their respective subsidiaries (and shall request the Seller to make available its senior management, representatives and advisors involved in the Transactions or otherwise substantively involved in the development of the Acquired Business) to participate in meetings with potential Lenders and to provide information to potential Lenders at such times and places as are mutually agreed upon; (ii) ensuring that the syndication effort benefits from the existing lending relationships of the Company, the MLP Affiliates and their respective subsidiaries, and using commercially reasonable efforts to ensure that the syndication effort benefits from the existing lending relationships, if any, of the Acquired Business; (iii) assisting in the preparation of customary marketing materials (which may include an information memorandum, if requested by the Lead Arranger) to be used in connection with the syndication, in form and substance reasonably acceptable to the Lead Arranger and the Company, at least 20 days prior to the closing of the Acquisition Credit Facility; (iv) preparing and providing to the Lead Arranger (and requesting the Seller, with respect to the Acquired Business, to prepare and provide to the Lead Arranger) all information with respect to the Company, the Acquired Business, their respective subsidiaries and the Transactions, including, without limitation, all financial information and projections (the “Projections”), reasonably requested by the Lead Arranger that is usual and customary in financings of this type; and (v) furnishing to us an electronic version of the Company’s trademarks, service marks and corporate logo for use in marketing materials for the purpose of facilitating the syndication of the Acquisition Credit Facility; provided that such license shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred.

For the avoidance of doubt, the Company will not be required to provide any information to the extent that the provision thereof would violate any law, rule or regulation, or any obligation of confidentiality binding upon the Company, the Acquired Business or any of their respective affiliates. Notwithstanding anything herein to the contrary, the only financial statements that shall be required to be provided to SunTrust with respect to the Acquired Business in connection with the syndication of the Acquisition Credit Facility shall be such financial statements, if any, made available to the Company pursuant to the Purchase Agreement.

To ensure an orderly and effective syndication of the Acquisition Credit Facility, the Company agrees that, until the earlier of (A) the date upon which a Successful Syndication is achieved and (B) 90 days after the Closing Date, the Company and the Guarantors (as defined in the Existing Credit Agreement) shall not, and shall not permit their respective subsidiaries to, arrange, sell, syndicate or issue any credit facilities or debt security (including any renewals thereof) except with the prior written consent of the Lead Arranger (excluding any indebtedness outstanding under the Existing Credit Agreement and excluding the ongoing ordinary course short-term working capital facilities and ongoing ordinary course capital lease, purchase money and equipment financings of the Company and its subsidiaries and any other indebtedness permitted to be borrowed under the Existing Credit Agreement (other than the Qualified Senior Notes (as defined therein))).

Arc Terminals Holdings LLC

February 19, 2015

C.	Conditions Precedent

The undertakings and obligations of SunTrust under this Commitment Letter and the commitment hereunder to fund the Acquisition Credit Facility on the Closing Date are subject only to (i) the accuracy in all material respects of all Specified Acquisition Representations and Specified Representations; (ii) a closing of the Acquisition Credit Facility on or prior to May 18, 2015 unless mutually extended by the Company and SunTrust; and (iii) the satisfaction of the other conditions precedent set forth (x) in the case of the Incremental Facility, in the Incremental Term Sheet under the section “Conditions to Closing” and (y) in the case of the Backstop Facility, in the Backstop Term Sheet under the section “Conditions to Closing”; and upon satisfaction (or waiver by SunTrust) of such conditions, the initial funding of the Acquisition Credit Facility shall occur. It is understood and agreed that there are no other conditions (implied or otherwise) to the commitment hereunder to fund the Acquisition Credit Facility, including compliance with any other terms of this Commitment Letter, the Fee Letter or the Financing Documentation.

Notwithstanding anything in this Commitment Letter, the Fee Letter, the Financing Documentation or any other letter agreement or other undertaking concerning the financing of the Acquisition to the contrary, (i) the only representations with respect to the Company, the Acquired Business and their respective subsidiaries and their respective businesses and assets, the accuracy of which shall be a condition to the availability of the Acquisition Credit Facility on the Closing Date, shall be (A) such of the representations with respect to the Acquired Business in the Purchase Agreement as are material to the interests of the Lenders, but only to the extent that the Buyer has the right to terminate its obligations under the Purchase Agreement as a result of a breach of one or more of such representations in the Purchase Agreement (the “Specified Acquisition Representations”) and (B) the Specified Representations (as defined below) in the Financing Documentation and (ii) the terms of the Financing Documentation shall be in a form such that they do not impair the availability of the Acquisition Credit Facility on the Closing Date if the applicable conditions set forth in the section entitled “Conditions to Closing” in the applicable Term Sheet are satisfied (the “Certain Funds Provisions”). For purposes hereof, “Specified Representations” means the representations and warranties of the Company and its affiliates set forth in the Financing Documentation (which such representations and warranties will be substantially the same as those set forth in the Existing Credit Agreement, subject to the Documentation Principles) relating to legal existence; power and authority, due authorization, execution and delivery, validity and enforceability, in each case, related to the entering into and performance of the Financing Documentation; no conflicts of the Financing Documentation with respect to organizational documents; solvency on the Closing Date of the Company and its subsidiaries; Federal Reserve margin regulations; the Investment Company Act; the PATRIOT Act; and creation, validity and perfection of security interests in the equity interests of the Buyer owned, directly or indirectly, by the Company.

D.	Information Requirements

You represent and warrant to SunTrust that (i) all written information, other than in connection with the Projections and other than information of a general economic or industry specific nature, that has been or will be made available to SunTrust or any of the Lenders by the Company and its subsidiaries or any of their respective representatives (or on your or their behalf) in connection with the Acquisition Credit Facility or the Financing Documentation (such written information, collectively, the “Information”), when taken as a whole, is or will be when furnished correct in all material respects and does not or will not, when furnished and when taken as a whole (and when taken as a whole with all information in respect of the MLP as filed with the Securities Exchange Commission under any current or

Arc Terminals Holdings LLC

February 19, 2015

periodic report), contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made (giving effect to all supplements and updates thereto prior to the Closing Date and, in the case of Information supplemented or updated after the Closing Date, prior to when a Successful Syndication is achieved); and (ii) the Projections have been or will be prepared in good faith based upon assumptions believed by you to be reasonable at the time furnished; it being understood that the Projections are as to future events and are not to be viewed as facts, the Projections are subject to significant uncertainties and contingencies, many of which are beyond your control, that no assurance can be given that any particular Projections will be realized and that actual results during the period covered by any such Projections may differ from the projected results and such differences may be material. You agree that if, at any time prior to the later of (i) the Closing Date and (ii) the earlier of (A) the date a Successful Syndication is achieved and (B) 90 days after the Closing Date, you become aware that any of the representations and warranties in the preceding sentence would be incorrect if the Information and the Projections were being furnished, and such representations were being made, at such time, then you will use commercially reasonable efforts to supplement the Information and the Projections so that (with respect to the Information relating to the Acquired Business and its subsidiaries, to the best of your knowledge) the representation and warranty contained in this paragraph remains correct in all material respects. In issuing the commitments and undertakings hereunder and in arranging and syndicating the Acquisition Credit Facility, SunTrust Bank and the Lead Arranger are relying on the accuracy of the Information and the Projections without independent verification thereof.

E.	Fees and Expenses; Indemnification

1. Fees and Expenses. In addition to the fees described in the Term Sheet, you will pay at the times specified therein the fees set forth in that certain letter agreement dated as of the date hereof, executed by SunTrust Bank and the Lead Arranger and acknowledged and agreed to by the Company relating to this Commitment Letter (the “Fee Letter”). You also agree to pay or reimburse SunTrust on demand for any other fees mutually agreed to by the Company and SunTrust and all reasonable and documented out-of-pocket costs and expenses incurred by SunTrust (whether incurred before or after the date hereof) in connection with the Acquisition Credit Facility, the preparation of the Financing Documentation and the syndication thereof, including, without limitation, reasonable fees and disbursements of its counsel, regardless of whether the Acquisition Credit Facility closes. You will also pay all documented out-of-pocket costs and expenses of SunTrust (including, without limitation, reasonable fees and disbursements of its counsel) incurred in connection with the enforcement of any of its rights and remedies hereunder, in each case on terms substantially the same as those set forth in the Existing Credit Agreement.

2. Indemnification. You will indemnify and hold harmless the Lead Arranger, SunTrust Bank, their respective affiliates and their respective directors, officers, employees, agents, representatives, legal counsel and consultants (each, an “Indemnified Person”) against, and to reimburse each Indemnified Person upon its demand for, any losses, claims, damages, liabilities or other reasonable and documented out-of-pocket expenses (“Losses”) incurred by such Indemnified Person or asserted against such Indemnified Person by the Company, the Acquired Business, any of their subsidiaries or affiliates or any other person or party arising out of or in connection with this Commitment Letter, the Fee Letter, the Financing Documentation, the Acquisition Credit Facility, the use of the proceeds thereof, the Acquisition or any related transaction, or any claim, litigation, investigation or proceeding relating to any of the foregoing, and to reimburse each Indemnified Person upon demand for any reasonable and documented out-of-pocket legal or other expenses (limited to one primary counsel for the Indemnified Persons collectively and, if necessary in the Indemnified Persons’ reasonable determination, one local counsel in each appropriate jurisdiction and one regulatory counsel and, solely, in the event of a conflict of interest,

Arc Terminals Holdings LLC

February 19, 2015

one additional primary counsel (and, if necessary, one additional local counsel in each appropriate jurisdiction and one additional regulatory counsel)) incurred in connection with investigating or defending any of the foregoing; provided, however, that the foregoing indemnity will not, as to any Indemnified Person, apply to Losses to the extent resulting from (x) the gross negligence or willful misconduct of such Indemnified Person, (y) a claim brought solely between or among Indemnified Persons (other than a claim against the Administrative Agent or the Lead Arranger acting pursuant to this Commitment Letter or in their capacity as such or any of their respective affiliates or their respective directors, officers, employees, agents, representatives, legal counsel or consultants) not arising from any act or omission by you or any of your affiliates or (z) a claim brought by the Company or any of its subsidiaries against an Indemnified Person for a material or bad faith breach of such Indemnified Person’s material obligations hereunder (in each case of the foregoing clauses (x), (y) and (z), as determined by a court of competent jurisdiction in a final and non-appealable judgment).

The Company shall not, without the prior written consent of any Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which such Indemnified Person is a party and indemnity has been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such indemnity. The Company shall not be liable for any settlement of any pending or threatened proceeding effected without the Company’s written consent (such consent not to be unreasonably withheld or delayed). No Indemnified Person shall be responsible or liable for any damages arising from the use by others of the Information or other materials obtained through electronic telecommunications or other information transmission systems (other than as a result of willful misconduct, bad faith or gross negligence of such Indemnified Person). Neither any Indemnified Person nor the Company shall be liable for any special, indirect, punitive, exemplary or consequential damages that may be alleged as a result of this Commitment Letter, the Fee Letter, the Financing Documentation, the Acquisition Credit Facility, the use of proceeds thereof, the Acquisition or any related transaction. Neither any Indemnified Person nor the Company shall be liable for any indirect or consequential damages in connection with its activities related to the Acquisition Credit Facility or the Financing Documentation.

F.	Miscellaneous

1. Termination. This Commitment Letter and all commitments and undertakings of SunTrust under this Commitment Letter shall expire at 5:00 p.m., Atlanta, Georgia time, on February 17, 2015 unless by such time the Company both executes and delivers to SunTrust this Commitment Letter and the Fee Letter. Thereafter, unless mutually extended by SunTrust and the Company, all commitments and obligations of SunTrust under this Commitment Letter will terminate at 5:00 p.m. on May 18, 2015 unless the Financing Documentation related to the Acquisition Credit Facility has been executed and delivered on or prior to such date.

2. No Third-Party Beneficiaries. This Commitment Letter is solely for the benefit of the Company, SunTrust and the Indemnified Persons, and no provision hereof shall be deemed to confer rights on any other person or entity.

3. No Assignment; Amendment. This Commitment Letter and the Fee Letter may not be assigned by any party hereto or thereto to any other person or entity. All of the obligations of each party hereto or thereto under this Commitment Letter or the Fee Letter shall be binding upon the successors and permitted assigns of such party. This Commitment Letter and the Fee Letter may not be amended or modified except in writing executed by each of the parties hereto.

Arc Terminals Holdings LLC

February 19, 2015

4. Use of Name and Information. You agree that, other than disclosures permitted pursuant to paragraph 7 below, any references to SunTrust or any of its affiliates made in connection with the Acquisition Credit Facility or the Financing Documentation are subject to the prior approval of SunTrust, which approval shall not be unreasonably withheld, conditioned or delayed. After the Closing Date, SunTrust shall be permitted to use information related to the syndication and arrangement of the Acquisition Credit Facility in connection with marketing, press releases or other transactional announcements or updates provided to investor or trade publications, including, without limitation, the placement of “tombstone” advertisements in publications of its choice at its own expense.

5. Governing Law. This Commitment Letter and the Fee Letter will be governed by and construed in accordance with the laws of the state of New York; provided that (A) the determination of the accuracy of the Specified Acquisition Representations and whether, as a result of a breach thereof, the Buyer has the right to terminate its obligations under the Purchase Agreement and (B) the determination as to whether the Acquisition has been consummated in accordance with the Purchase Agreement shall, in each case, be governed by and construed in accordance with the laws of the state of Delaware without regard to the principles of conflicts of laws thereof. Each of the Company and SunTrust irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or related to this Commitment Letter, the Fee Letter, the Financing Documentation, the Acquisition Credit Facility, the use of proceeds thereof or the actions of SunTrust in the negotiation, performance or enforcement hereof. Each party hereto irrevocably and unconditionally submits to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York county or the United States District Court for the Southern District of New York for the purpose of any suit, action or proceeding arising out of or relating to this Commitment Letter, the Fee Letter, the Financing Documentation, the Acquisition Credit Facility or the use of proceeds thereof and irrevocably agrees that all claims in respect of any such suit, action or proceeding may be heard and determined in any such court. Each of the Company and SunTrust irrevocably and unconditionally waives any objection that it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding has been brought in an inconvenient forum. A final judgment in any such suit, action or proceeding brought in any such court may be enforced in any other courts to whose jurisdiction the Company or SunTrust are or may be subject, by suit upon judgment. Service of any process, summons, notice or document on the Company may be made by registered mail addressed to the Company at the address appearing at the beginning of this letter for any suit, action or proceeding brought in any such court pursuant to this Commitment Letter. Each of the parties hereto agree that this Commitment Letter is a binding and enforceable agreement with respect to the subject matter contained herein, including an agreement to negotiate in good faith the Financing Documentation by the parties hereto in a manner consistent with this Commitment Letter, it being acknowledged and agreed that the funding of the Acquisition Credit Facility is subject only to the conditions precedent as provided herein and in the Term Sheet.

6. Survival. The obligations of the Company under the expense reimbursement, indemnification, confidentiality and governing law provisions of this Commitment Letter shall survive the expiration and termination of this Commitment Letter, but the Company’s indemnification obligations and agreements in Section E will be superseded by the indemnification provisions in the Financing Documentation on the closing of the Acquisition Credit Facility. The Company’s obligations under the expense reimbursement and governing law provisions shall survive for one year following termination of this Commitment Letter.

7. Confidentiality. The Company shall not disclose or permit disclosure of this Commitment Letter, the Fee Letter nor the contents of the foregoing to any person or entity (including, without limitation, any Lender other than SunTrust Bank), either directly or indirectly, either orally or in

Arc Terminals Holdings LLC

February 19, 2015

writing, without the prior written consent of SunTrust in each instance, except (i) to the Company’s affiliates, to the Company’s and such affiliates’ respective members, officers, directors, advisors (including accountants), agents and legal counsel and to any owner or proposed owner of the Buyer (including GE Capital) and their respective members and other equity holders, officers, directors, advisors (including accountants), agents and legal counsel, in each case to the extent directly involved in the transactions contemplated hereby and, in each case, on a confidential basis, (ii) with respect to the Commitment Letter (but not the Fee Letter), to the Acquired Business and its subsidiaries, its controlling shareholders and their respective officers, directors, agents, employees, attorneys, accountants, customers, advisors, controlling persons or equity holders on a confidential basis, (iii) pursuant to the order of any court or administrative agency or in any pending legal or administrative proceeding, or otherwise as required by applicable law or compulsory legal process, including United States securities laws and the rules and regulations promulgated thereunder and the rules and regulations of any national securities exchange on which the securities of the MLP are listed (in which case the Company, to the extent not prohibited by law, agrees to inform SunTrust promptly thereof) or (iv) upon the request or demand of any regulatory authority having jurisdiction over the Company or any of its affiliates (in which case the Company, to the extent not prohibited by law, agrees to inform SunTrust promptly thereof). Notwithstanding the foregoing, (i) the Company may disclose the aggregate fee amounts contained in the Fee Letter as part of the Projections, pro forma information or a generic disclosure of aggregate sources and uses related to fee amounts related to the transactions contemplated hereby to the extent customary or required in marketing materials for the Acquisition Credit Facility and (ii) to the extent fee amounts, price caps and economic “flex” set forth therein have been redacted in a manner to be reasonably agreed by SunTrust, the Company may disclose the Fee Letter and the contents thereof to the Acquired Business, its subsidiaries, its controlling shareholders and their respective officers, directors, agents, employees, attorneys, accountants, advisors, controlling persons or equity holders, on a confidential and need-to-know basis. The confidentiality provisions set forth in this paragraph shall survive the termination of this Commitment Letter and, other than with respect to the Fee Letter, shall expire and be of no further effect after the second anniversary of the date hereof.

We agree to take normal and reasonable precautions to maintain the confidentiality of any information relating to the Company, the Acquisition or the related transactions, to the extent provided to us by the Company, the Acquired Business or any of their respective affiliates, other than any such information that is available to us on a non-confidential basis prior to disclosure by any such party, except that such information may be disclosed (i) to our affiliates and their and our respective managers, administrators, trustees, partners, directors, officers, employees, agents, advisors or other representatives including, without limitation, accountants, legal counsel and other advisors, in each case so long as such person is advised that such information is confidential and may not be used for any purpose other than in connection with the transactions contemplated by this Commitment Letter and may not be disclosed to any other person, (ii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (iii) to the extent requested by any regulatory agency or authority purporting to have jurisdiction over it (including any self-regulatory authority such as the National Association of Insurance Commissioners), (iv) to the extent that such information becomes publicly available other than as a result of a breach of this paragraph, or which becomes available to us or any of our affiliates on a non-confidential basis from a source other than the Company, the Acquired Business or any of their respective affiliates, (v) in connection with the exercise of any remedy hereunder or under the Fee Letter or any suit, action or proceeding relating to this Commitment Letter or the Fee Letter or the enforcement of rights hereunder or thereunder, (vi) subject to execution by such person of an agreement containing provisions substantially the same as those of this paragraph, to any potential or prospective Lender, participant or assignee in the Acquisition Credit Facility, (vii) to any rating agency, (viii) to the CUSIP Service Bureau or any similar organization or (ix) with the consent of the Company. Any person required to maintain the confidentiality of any information as provided for in this paragraph shall be considered to have complied

Arc Terminals Holdings LLC

February 19, 2015

with its obligation to do so if such person has exercised the same degree of care to maintain the confidentiality of such information as such person would accord its own confidential information. In the event that the Acquisition Credit Facility is funded, the obligations set forth in this paragraph shall terminate automatically and be superseded by the confidentiality provisions in the Financing Documentation upon the initial funding thereunder to the extent such provisions are binding on us, as applicable. Otherwise, the confidentiality provisions set forth in this paragraph shall survive the termination of this Commitment Letter and shall expire and be of no further effect after the second anniversary of the date hereof.

8. No Fiduciary Duty. SunTrust is a full service securities firm and such person may from time to time effect transactions, for its own or its affiliates’ account or the account of customers, and hold positions in loans, securities or options on loans or securities of you, your affiliates and of other companies that may be the subject of the transactions contemplated by this Commitment Letter. The Company acknowledges and agrees that (i) the commitment to and syndication of the Acquisition Credit Facility by SunTrust pursuant to this Commitment Letter is an arm’s-length commercial transaction between the Company, on the one hand, and SunTrust, on the other, and you are capable of evaluating and understanding, and do understand and accept, the terms, risks and conditions of the transactions contemplated by this Commitment Letter; (ii) in connection with the transactions contemplated hereby and the process leading to such transactions, SunTrust is and has been acting solely as a principal, and not as advisor, agent or fiduciary of the Company, its affiliates or any other party; (iii) SunTrust has not assumed an advisory responsibility or fiduciary duty in favor of the Company with respect to the transactions contemplated hereby or the process leading thereto (irrespective of whether SunTrust has advised or is currently advising the Company on other matters) and SunTrust has no obligation to the Company except those expressly set forth in this Commitment Letter; (iv) SunTrust and its affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and its affiliates, and SunTrust has no obligation to disclose any of such interests by virtue of any fiduciary or advisory relationship as a consequence of this Commitment Letter; and (v) SunTrust has not provided any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby, and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate. The Company waives and releases, to the fullest extent permitted by law, any claims that it may have against SunTrust with respect to any breach or alleged breach of fiduciary duty as a consequence of this Commitment Letter.

9. Swaps. Nothing herein constitutes an offer or recommendation to enter into any “swap” or trading strategy involving a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act. Any such offer or recommendation, if any, will only occur after we have received appropriate documentation from you regarding whether you are qualified to enter into a swap under applicable law.

10. Counterparts. This Commitment Letter and the Fee Letter may be executed in multiple counterparts, and by different parties hereto in any number of separate counterparts, all of which taken together shall constitute one original. Delivery of an executed counterpart of a signature page to this Commitment Letter or the Fee Letter by telecopier or by electronic transmission (in pdf form) shall be as effective as delivery of a manually executed counterpart hereof.

11. Entire Agreement. This Commitment Letter and the Fee Letter embody the entire agreement and understanding among SunTrust, the Company and their affiliates with respect to the Acquisition Credit Facility, the Financing Documentation and the Transactions, and supersede all prior understandings and agreements among the parties relating to the subject matter hereof. However, those matters not covered or made clear herein or in the Term Sheet are subject to mutual agreement of the parties.

Arc Terminals Holdings LLC

February 19, 2015

12. Patriot Act. SunTrust hereby notifies the Company that, pursuant to the requirements of the USA Patriot Improvement and Reauthorization Act of 2005, Title III of Pub. L. 109-177 (signed into law March 9, 2006) (the “Patriot Act”), it and its affiliates are required to obtain, verify and record information that identifies the Company, which information includes the name, address, tax identification number and other information regarding the Company that will allow SunTrust to identify the Company in accordance with the Patriot Act. This notice is given in accordance with the requirements of the Patriot Act and is effective for SunTrust and its affiliates.

We look forward to working with you on this important transaction.

SUNTRUST BANK

By:	/s/ Scott Mackey
Name:	Scott Mackey
Title:	Director

SUNTRUST ROBINSON HUMPHREY, INC.

By:	/s/ Peter Almond
Name:	Peter Almond
Title:	Managing Director

Signature Page – Commitment Letter

ACCEPTED AND AGREED
this 19th day of February, 2015

ARC TERMINALS HOLDINGS LLC

By:	Arc Logistics LLC, its sole member
	By:	Arc Logistics Partners LP, its sole member
		By:	Arc Logistics GP LLC, its general member

By:	/s/ Vince T. Cubbage
Name:	Vince T. Cubbage
Title:	Chief Executive Officer

Signature Page – Commitment Letter

Annex I

Summary of Principal Terms and Conditions of

Incremental Facility

Borrower:	Arc Terminals Holdings LLC (the “Borrower”).

Guarantors:	Arc Logistics Partners LP, Arc Logistics LLC and all existing and future direct and indirect domestic subsidiaries of the Borrower (other than the Buyer and any direct or indirect subsidiaries thereof).

Lead Arranger and Bookrunner:	SunTrust Robinson Humphrey, Inc. (with any other lead arrangers and bookrunners as mutually agreed to by the Borrower and SunTrust Robinson Humphrey, Inc., the “Lead Arranger”).

Administrative Agent:	SunTrust Bank (the “Administrative Agent”).

Lenders:	A syndicate of financial institutions (including SunTrust Bank) arranged by the Lead Arranger, which institutions shall be acceptable to the Borrower and the Administrative Agent (together, the “Lenders”).

Existing Credit Facility:	A senior secured revolving credit facility consisting of the commitments under the Existing Credit Agreement (as defined below) (the “Existing Credit Facility”).

Incremental Facility:	An incremental revolving credit facility (the “Incremental Facility”) in an amount such that, after consummation of the Amendment, the aggregate outstanding commitments will equal $275,000,000. For the avoidance of doubt, the Incremental Facility shall constitute an Incremental Commitment under the Existing Credit Agreement and, after consummation of the Amendment, up to $100,000,000 of further Incremental Commitments will be available.

The Existing Credit Facility and the Incremental Facility are collectively referred to herein as the “Senior Credit Facility”.

Purpose:	Proceeds of the Incremental Facility (in up to an amount equal to or less than the difference between (a) the amount that would not cause the Total Leverage Ratio (as defined in the Existing Credit Agreement after giving effect to the Documentation Principles), calculated on a pro forma basis after giving effect to the consummation of the Transactions and the initial funding of the Incremental Facility, to exceed 4.75:1.00 minus (b) any Pro Rata Purchase Price Reduction (as defined below)), together with the proceeds of the Arc Equity Contribution, shall be used on the date that the initial funding under the Incremental Facility occurs (the “Closing Date”) (i) to finance, directly or indirectly, the acquisition (the “Acquisition”) of 60% of the membership interests of Joliet Bulk, Barge & Rail LLC (the “Acquired Business”) and (ii) to pay fees, costs and expenses incurred by the Borrower and its affiliates in connection with entering into the Incremental Facility and consummating the Acquisition and transactions related thereto. The Acquisition shall occur contemporaneously with the making of the extensions of credit pursuant to an amendment (the “Amendment”) to that certain Second Amended and Restated Revolving Credit Agreement, dated as of November 12, 2013 (the “Existing Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Existing Credit Agreement), by and among the Company, the lenders from time to time party thereto (collectively, the “Existing Lenders”) and SunTrust Bank, as administrative agent for the Existing Lenders, which Amendment shall be subject to the Documentation Principles (as defined below). Proceeds of the Incremental Facility shall be used after the Closing Date to provide for working capital and capital expenditures relating to terminal construction and for other general corporate purposes.

Documentation Principles:	The Amendment and any other definitive financing documentation for the Incremental Facility (including, without limitation, supplements to the schedules to the security documents in respect of the Existing Credit Facility in order to effect the pledge of the equity interests of the Buyer shall be limited to the equity interests directly or indirectly owned by the Borrower or any of the Guarantors) (collectively, the “Financing Documentation”) shall amend the Existing Credit Agreement to (x) permit the consummation of the Acquisition and the other Transactions, (y) give effect to the Incremental Facility and (z) reflect those terms and conditions set forth in this Term Sheet and the commitment letter to which this Term Sheet is attached; provided that (a) other than with respect to the forgoing, the Incremental Facility shall be substantially identical to the Existing Credit Agreement that is in effect immediately prior to the consummation of the Transactions; (b) the Financing Documentation shall be negotiated in good faith within a reasonable period to be mutually determined by the Borrower and the Administrative Agent based on the expected Closing Date; (c) in all cases the Financing Documentation will be subject to the Certain Funds Provisions; and (d) the Financing Documentation shall give effect to other modifications to the Existing Credit Agreement as mutually agreed by the Borrower and the Administrative Agent (the foregoing, collectively, the “Documentation Principles”).

Amortization and Maturity Date:	The Senior Credit Facility shall terminate, and all amounts outstanding thereunder shall be due and payable in full, on November 12, 2018.

Pricing/Fees/Expenses:	With respect to the Existing Credit Facility, same as in the Existing Credit Agreement; with respect to the Incremental Facility, as set forth in Addendum I attached hereto.

Optional Prepayments and Commitment Reductions:	Same as in the Existing Credit Agreement.

Mandatory Prepayments:	Same as in the Existing Credit Agreement.

Collateral:	Substantially the same as in the Existing Credit Agreement and related security documents; provided that (x) the pledge of the equity interests of the Buyer shall be limited to the equity interests directly or indirectly owned by the Borrower or any of the Guarantors and (y) for the avoidance of doubt, neither the Buyer nor any direct or indirect subsidiary thereof shall be required to pledge its assets under the Financing Documentation.

Conditions to Closing:	The closing of the Incremental Facility shall be subject to the conditions set forth in the commitment letter to which this Term Sheet is attached and the following other conditions:

	•	(i) The execution and delivery of the Financing Documentation by the Borrower and the Guarantors, which shall, in each case, be in accordance with the terms hereof and subject to the Documentation Principles; provided that to the extent any security interest in any Collateral (as defined in the Existing Credit Agreement) is not or cannot be provided and/or perfected on the Closing Date (other than the pledge and perfection of the security interest in any equity interests and in any other assets pursuant to which a lien may be perfected by the filing of a financing statement under the Uniform Commercial Code) after the Borrower’s use of commercially reasonable efforts to do so or without undue burden or expense, then the provision and/or perfection of a security interest in such Collateral shall not constitute a condition precedent to the availability of the Incremental Facility on the Closing Date but instead shall be required to be delivered after the Closing Date pursuant to arrangements and timing to be mutually agreed by the Administrative Agent and the Borrower acting reasonably; and (ii) receipt of the consents of the requisite Existing Lenders for the Amendment.

	•	Subject to the Certain Funds Provision, delivery of customary corporate documents (including evidence of authorization), a solvency certificate, other customary officer certificates, customary legal opinions and other customary closing documents (in substantially the same scope as previously delivered under the Existing Credit Agreement), each to be in substantially the same form as previously delivered under the Existing Credit Agreement.

	•	Receipt by the Administrative Agent of the consolidated financial statements of the MLP (as defined in the Existing Credit Agreement) and its subsidiaries for the fiscal year ended December 31, 2014 within one hundred five (105) days after the end of such fiscal year.

	•	Receipt by the Administrative Agent of financial projections for the four-year period from the Closing Date and a pro forma balance sheet of the Borrower as of the Closing Date.

	•	Payment in full of all reasonable and documented fees and expenses required to be paid pursuant to the Fee Letter, the commitment letter to which this Term Sheet is attached and the Financing Documentation, to the extent, in the case of expenses, invoiced at least two (2) Business Days prior to the Closing Date.

	•	Substantially simultaneously with the initial funding under the Incremental Facility on the Closing Date, each of the Arc Equity Contribution and the GE Equity Contribution shall have been made.

	•	The Acquisition shall have been consummated, or substantially simultaneously with the initial funding under the Incremental Facility on the Closing Date shall be consummated in all material respects in accordance with the terms of the Purchase Agreement, after giving effect to any modifications, amendments, consents or waivers thereto, other than those modifications, amendments, consents or waivers that are materially adverse to the Lenders, the Administrative Agent or the Lead Arranger in their capacities as such, unless consented to in writing by the Lead Arranger; provided that any reduction in the purchase price of, or consideration for, the Acquisition by no more than 10% shall be deemed not to be materially adverse to the Lenders so long as 60% of such reduction (such percentage of such reduction, the “Pro Rata Purchase Price Reduction”) is applied on a dollar-for-dollar basis to reduce the aggregate amount of the commitments in respect of the Senior Credit Facility to be funded on the Closing Date.

Conditions to All Credit Extensions:

Same as in the Existing Credit Agreement; provided that the only conditions to the availability of the Incremental Facility on the Closing Date shall be those set forth above under the heading “Conditions to Closing” and Section C of the commitment letter to which this Term Sheet is attached.

Representations and Warranties:	Same as in the Existing Credit Agreement (subject to the Documentation Principles).

Covenants:	Same as in the Existing Credit Agreement, except for the modifications set forth below:

(a) Negative Covenants – Same as in the Existing Credit Agreement; provided that (i) the consummation of the Transactions shall be permitted; (ii) the Acquired Business and the Buyer shall not incur any indebtedness or any liens, other than (x) a $5,000,000 basket for indebtedness that may be secured and (y) other exceptions to be mutually agreed by the Borrower and the Administrative Agent; (iii) the Senior Credit Facility shall provide for a $30,000,000 basket for investments in the Buyer; and (iv) updates to the schedules to the Existing Credit Facility shall be made to permit any indebtedness assumed in connection with the Acquisition.

(b) Financial Covenants – Same as in the Existing Credit Agreement; provided that the definition of “Pro Forma Adjusted EBITDA” shall (x) set forth certain amounts to be agreed as deemed distributions from the Acquired Business prior to the Closing Date and (y) allow for the add-back of fees, costs and expenses associated with the Transactions.

Events of Default:	Same as in the Existing Credit Agreement.

Participations and Assignments:	Same as in the Existing Credit Agreement.

Waivers and Amendments:	Same as in the Existing Credit Agreement.

Defaulting Lenders:	Same as in the Existing Credit Agreement.

Indemnification:	Same as in the Existing Credit Agreement.

Governing Law:	State of New York.

Counsel to the Administrative Agent:	King & Spalding LLP.

Miscellaneous:	Same as in the Existing Credit Agreement.

ADDENDUM I

PRICING, FEES AND EXPENSES

Capitalized terms not otherwise defined herein have the meaning set forth in the Summary of Principal Terms and Conditions to which this Addendum is attached.

Interest Rates:	The interest rates per annum applicable to the Incremental Facility will be, at the option of the Borrower, (i) LIBOR plus the Applicable Margin (as defined below) or (ii) the Base Rate plus the Applicable Margin.

“LIBOR” definition to be the same as in the Existing Credit Agreement.

“Base Rate” definition to be the same as in the Existing Credit Agreement.

“Applicable Margin” means a percentage per annum to be determined in accordance with the pricing grid set forth below, based on the Total Leverage Ratio; provided that the Applicable Margin indicated by Level I shall be in effect from the Closing Date through the date of delivery of the Borrower’s financial statements and compliance certificate for the first full fiscal quarter ending after the Closing Date.

Level	Total Leverage Ratio	LIBOR Loans	Base Rate Loans	Commitment Fee
I	≥ 4.00:1.00	3.00%	2.00%	0.50%
II	≥ 3.50:1.00 but < 4.00:1.00	2.75%	1.75%	0.50%
III	≥ 3.00:1.00 but < 3.50:1.00	2.50%	1.50%	0.50%
IV	≥ 2.00:1.00 but < 3.00:1.00	2.25%	1.25%	0.375%
VI	< 2.00:1.00	2.00%	1.00%	0.375%

Interest for LIBOR loans shall be payable at the end of the selected interest period but no less frequently than quarterly. Interest for Base Rate loans shall be payable quarterly in arrears.

Default Interest:	Same as in the Existing Credit Agreement.

Commitment Fee:	A commitment fee shall be payable by the Borrower quarterly in arrears on the average daily unused portion of the Incremental Facility, in an amount equal to the percentage designated in the pricing grid set forth above for Commitment Fees; provided that the Commitment Fee percentage indicated by Level I shall be in effect from the Closing Date through the date of delivery of the Borrower’s financial statements and compliance certificate for the first full fiscal quarter ending after the Closing Date.

Calculation of Interest and Fees:	Same as in the Existing Credit Agreement.

Cost and Yield Protection:	Same as in the Existing Credit Agreement.

Expenses:	Same as in the Existing Credit Agreement.

Annex II

Summary of Principal Terms and Conditions of

Backstop Facility

Borrower:	Arc Terminals Holdings LLC (the “Borrower”).

Guarantors:	Arc Logistics Partners LP, Arc Logistics LLC and all existing and future direct and indirect domestic subsidiaries of the Borrower (other than the Buyer and any direct or indirect subsidiaries thereof).

Lead Arranger and Bookrunner:	SunTrust Robinson Humphrey, Inc. (with any other lead arrangers and bookrunners as mutually agreed to by the Borrower and SunTrust Robinson Humphrey, Inc., the “Lead Arranger”).

Administrative Agent:	SunTrust Bank (the “Administrative Agent”).

Lenders:	A syndicate of financial institutions (including SunTrust Bank) arranged by the Lead Arranger, which institutions shall be acceptable to the Borrower and the Administrative Agent (together, the “Lenders”).

Senior Credit Facility:	A $275,000,000 senior secured revolving credit facility (the “Senior Credit Facility”), including sublimits consistent with the Existing Credit Agreement (as defined below). Loans and extensions of credit will be made in U.S. dollars. Letters of Credit will be issued by SunTrust Bank (the “Issuing Bank”) and Swingline Loans will be made available by SunTrust Bank (the “Swingline Lender”) in its sole discretion, and each Lender will purchase an irrevocable and unconditional participation in each Letter of Credit and each Swingline Loan, in each case on terms and conditions consistent with the Existing Credit Agreement after giving effect to the Documentation Principles.

Incremental Facility:	The Borrower shall have the right to increase the commitments to the Senior Credit Facility in an aggregate amount up to $100,000,000 at any time on or before the final maturity date, on the same terms as in the Existing Credit Agreement after giving effect to the Documentation Principles.

Purpose:	Proceeds of the Senior Credit Facility (in up to an amount equal to or less than the difference between (a) the amount that would not cause the Total Leverage Ratio (as defined in the Existing Credit Agreement after giving effect to the Documentation Principles), calculated on a pro forma basis after giving effect to the consummation of the Transactions and the initial funding of the Senior Credit Facility, to exceed 4.75:1.00 minus (b) any Pro Rata Purchase Price Reduction (as defined below)), together with the proceeds of the Arc Equity Contribution, shall be used on the date that the initial funding under the Senior Credit Facility occurs (the “Closing Date”) (i) to finance, directly or indirectly, the acquisition (the “Acquisition”) of 60% of the membership interests of Joliet Bulk, Barge & Rail LLC (the “Acquired Business”), (ii) to refinance existing indebtedness under that certain Second Amended and Restated Revolving Credit Agreement, dated as of November 12, 2013 (the “Existing Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Existing Credit Agreement), by and among the Company, the lenders from time to time party thereto (collectively, the “Existing Lenders”) and SunTrust Bank, as administrative agent for the Existing Lenders, and (iii) to pay fees, costs and expenses incurred by the Borrower and its affiliates in connection with entering into the Senior Credit Facility and consummating the Acquisition and transactions related thereto. Proceeds of the Senior Credit Facility shall be used after the Closing Date to provide for working capital and capital expenditures relating to terminal construction and for other general corporate purposes.

Documentation Principles:	The definitive financing documentation for the Senior Credit Facility (collectively, the “Financing Documentation”) shall be substantially identical to the Existing Credit Agreement (and any security agreements and guaranty agreements relating thereto) with such modifications to (x) permit the consummation of the Acquisition and the other Transactions, (y) give effect to the Senior Credit Facility and (z) reflect those terms and conditions set forth in this Term Sheet and the commitment letter to which this Term Sheet is attached; provided that (a) other than with respect to the forgoing, the Senior Credit Facility shall be substantially identical to the Existing Credit Agreement that is in effect immediately prior to the consummation of the Transactions; (b) the Financing Documentation shall be negotiated in good faith within a reasonable period to be mutually determined by the Borrower and the Administrative Agent based on the expected Closing Date; (c) in all cases the Financing Documentation will be subject to the Certain Funds Provisions; and (d) the Financing Documentation shall give effect to other modifications to the Existing Credit Agreement as mutually agreed by the Borrower and the Administrative Agent (the foregoing, collectively, the “Documentation Principles”).

Amortization and Maturity Date:	The Senior Credit Facility shall terminate, and all amounts outstanding thereunder shall be due and payable in full, on November 12, 2018.

Pricing/Fees/Expenses:	As set forth in Addendum I attached hereto.

Optional Prepayments and Commitment Reductions:	Same as in the Existing Credit Agreement.

Mandatory Prepayments:	Same as in the Existing Credit Agreement.

Collateral:	Substantially the same as in the Existing Credit Agreement and related security documents; provided that (x) the pledge of the equity interests of the Buyer shall be limited to the equity interests directly or indirectly owned by the Borrower or any of the Guarantors and (y) for the avoidance of doubt, neither the Buyer nor any direct or indirect subsidiary thereof shall be required to pledge its assets under the Financing Documentation.

Conditions to Closing:	The closing of the Senior Credit Facility shall be subject to the conditions set forth in the commitment letter to which this Term Sheet is attached and the following other conditions:

	•	The execution and delivery of the Financing Documentation by the Borrower and the Guarantors, which shall, in each case, be in accordance with the terms hereof and subject to the Documentation Principles; provided that to the extent any security interest in any Collateral (as defined in the Existing Credit Agreement) is not or cannot be provided and/or perfected on the Closing Date (other than the pledge and perfection of the security interest in any equity interests and in any other assets pursuant to which a lien may be perfected by the filing of a financing statement under the Uniform Commercial Code) after the Borrower’s use of commercially reasonable efforts to do so or without undue burden or expense, then the provision and/or perfection of a security interest in such Collateral shall not constitute a condition precedent to the availability of the Senior Credit Facility on the Closing Date but instead shall be required to be delivered after the Closing Date pursuant to arrangements and timing to be mutually agreed by the Administrative Agent and the Borrower acting reasonably.

	•	Subject to the Certain Funds Provision, delivery of customary corporate documents (including evidence of authorization), a solvency certificate, other customary officer certificates, customary legal opinions and other customary closing documents (in substantially the same scope as previously delivered under the Existing Credit Agreement), each to be in substantially the same form as previously delivered under the Existing Credit Agreement.

	•	Receipt by the Administrative Agent of the consolidated financial statements of the MLP (as defined in the Existing Credit Agreement) and its subsidiaries for the fiscal year ended December 31, 2014 within one hundred five (105) days after the end of such fiscal year.

	•	Receipt by the Administrative Agent of financial projections for the four-year period from the Closing Date and a pro forma balance sheet of the Borrower as of the Closing Date.

	•	Payment in full of all reasonable and documented fees and expenses required to be paid pursuant to the Fee Letter, the commitment letter to which this Term Sheet is attached and the Financing Documentation, to the extent, in the case of expenses, invoiced at least two (2) Business Days prior to the Closing Date.

• Substantially simultaneously with the initial funding under the Senior Credit Facility on the Closing Date, each of the Arc Equity Contribution and the GE Equity Contribution shall have been made.

• The Acquisition shall have been consummated, or substantially simultaneously with the initial funding under the Senior Credit Facility on the Closing Date shall be consummated in all material respects in accordance with the terms of the Purchase Agreement, after giving effect to any modifications, amendments, consents or waivers thereto, other than those modifications, amendments, consents or waivers that are materially adverse to the Lenders, the Administrative Agent or the Lead Arranger in their capacities as such, unless consented to in writing by the Lead Arranger; provided that any reduction in the purchase price of, or consideration for, the Acquisition by no more than 10% shall be deemed not to be materially adverse to the Lenders so long as 60% of such reduction (such percentage of such reduction, the “Pro Rata Purchase Price Reduction”) is applied on a dollar-for-dollar basis to reduce the aggregate amount of the commitments in respect of the Senior Credit Facility to be funded on the Closing Date.

Conditions to All Credit Extensions:

Same as in the Existing Credit Agreement; provided that the only conditions to the availability of the Senior Credit Facility on the Closing Date shall be those set forth above under the heading “Conditions to Closing” and Section C of the commitment letter to which this Term Sheet is attached.

Representations and Warranties:	Same as in the Existing Credit Agreement (subject to the Documentation Principles).

Covenants:	Same as in the Existing Credit Agreement, except for the modifications set forth below:

(a) Negative Covenants – Same as in the Existing Credit Agreement; provided that (i) the consummation of the Transactions shall be permitted; (ii) the Acquired Business and the Buyer shall not incur any indebtedness or any liens, other than (x) a $5,000,000 basket for indebtedness that may be secured and (y) other exceptions to be mutually agreed by the Borrower and the Administrative Agent; (iii) the Senior Credit Facility shall provide for a $30,000,000 basket for investments in the Buyer; and (iv) updates to the schedules to the Existing Credit Facility shall be made to permit any indebtedness assumed in connection with the Acquisition.

(b) Financial Covenants – Same as in the Existing Credit Agreement; provided that the definition of “Pro Forma Adjusted EBITDA” shall (x) set forth certain amounts to be agreed as deemed distributions from the Acquired Business prior to the Closing Date and (y) allow for the add-back of fees, costs and expenses associated with the Transactions.

Events of Default:	Same as in the Existing Credit Agreement.

Participations and Assignments:	Same as in the Existing Credit Agreement.

Waivers and Amendments:	Same as in the Existing Credit Agreement.

Defaulting Lenders:	Same as in the Existing Credit Agreement.

Indemnification:	Same as in the Existing Credit Agreement.

Governing Law:	State of New York.

Counsel to the Administrative Agent:	King & Spalding LLP.

Miscellaneous:	Same as in the Existing Credit Agreement.

ADDENDUM I

PRICING, FEES AND EXPENSES

Capitalized terms not otherwise defined herein have the meaning set forth in the Summary of Principal Terms and Conditions to which this Addendum is attached.

Interest Rates:	The interest rates per annum applicable to the Senior Credit Facility (other than with respect to Swingline Loans) will be, at the option of the Borrower, (i) LIBOR plus the Applicable Margin (as defined below) or (ii) the Base Rate plus the Applicable Margin.

“LIBOR” definition to be the same as in the Existing Credit Agreement.

“Base Rate” definition to be the same as in the Existing Credit Agreement.

“Applicable Margin” means a percentage per annum to be determined in accordance with the pricing grid set forth below, based on the Total Leverage Ratio; provided that the Applicable Margin indicated by Level I shall be in effect from the Closing Date through the date of delivery of the Borrower’s financial statements and compliance certificate for the first full fiscal quarter ending after the Closing Date.

Level	Total Leverage Ratio	LIBOR Loans	Base Rate Loans	Commitment Fee
I	≥ 4.00:1.00	3.00%	2.00%	0.50%
II	≥ 3.50:1.00 but < 4.00:1.00	2.75%	1.75%	0.50%
III	≥ 3.00:1.00 but < 3.50:1.00	2.50%	1.50%	0.50%
IV	≥ 2.00:1.00 but < 3.00:1.00	2.25%	1.25%	0.375%
VI	< 2.00:1.00	2.00%	1.00%	0.375%

Each Swingline Loan shall bear interest at the Base Rate plus the Applicable Margin for Base Rate loans under the Senior Credit Facility.

Interest for LIBOR loans shall be payable at the end of the selected interest period but no less frequently than quarterly. Interest for Base Rate loans and Swingline Loans shall be payable quarterly in arrears.

Default Interest:	Same as in the Existing Credit Agreement.

Commitment Fee:	A commitment fee shall be payable by the Borrower quarterly in arrears on the average daily unused portion of the Senior Credit Facility, in an amount equal to the percentage designated in the pricing grid set forth above for Commitment Fees; provided that the Commitment Fee percentage indicated by Level I shall be in effect from the Closing Date through the date of delivery of the Borrower’s financial statements and compliance certificate for the first full fiscal quarter ending after the Closing Date. Outstanding letters of credit under the Senior Credit Facility will be deemed usage of the Senior Credit Facility, but Swingline Loans shall not be deemed usage of the Senior Credit Facility.

Letter of Credit Fee:	Letter of credit fees shall be payable quarterly in arrears at a rate equal to the Applicable Margin for LIBOR loans under the Senior Credit Facility on the average outstanding Letters of Credit, ratably to the Lenders in accordance with their participation in the respective letters of credit. In addition, a facing fee of 0.175% and other customary administrative charges shall be paid to the Issuing Bank for its own account. In each case, fees shall be calculated on the aggregate stated amount of the Letters of Credit for the duration thereof.

Calculation of Interest and Fees:	Same as in the Existing Credit Agreement.

Cost and Yield Protection:	Same as in the Existing Credit Agreement.

Expenses:	Same as in the Existing Credit Agreement.